Exhibit 28(e) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

6/29/20 – Name changed to Federated Hermes High Yield Trust

9/30/11 – Institutional Service Shares renamed Service Shares

4/30/10 - Original Shares redesignated as Institutional Service Shares

FEDERATED HIGH YIELD TRUST

DISTRIBUTOR’S CONTRACT

This Agreement is entered into this 1st day of August, 1989, between Federated High Yield Trust (the “Fund”), a Massachusetts business trust, and FEDERATED SECURITIES CORP. (“FSC”), a Pennsylvania corporation.

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and among the parties hereto as follows:

1.       The Fund hereby appoints FSC its agent to sell and distribute shares of the Fund (“Shares”) at the current offering price thereof as described and set forth in the current prospectus of the Fund.

2.       The sale of Shares may be suspended with or without prior notice whenever in the judgment of the Fund it is in its best interest to do so.

3.       Neither FSC nor any other person is authorized by the Fund to give any information or to make any representation relative to the Shares other than those contained in the Registration Statement or Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission as the same may be amended from time to time or in any supplemental information to said Prospectus or Statement of Additional Information-approved by the Fund. FSC agrees that any other information or representations, other than those specified above which it or any dealer or other person who purchases Shares through FSC may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Fund, it will, in all respects, duly conform to all applicable state and Federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. FSC will submit to the Fund copies of all sales literature before using the same and will not use such sales literature if disapproved by the Fund.

4.       This Agreement shall continue in effect for two years from the date of its execution and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Fund including a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Fund) cast in person at a meeting called for that purpose. This Agreement may be terminated at any time by mutual consent of the Fund and FSC.

5.       This Agreement may not be assigned by FSC and shall automatically terminate in the event of any assignment as defined in the Investment Company Act of 1940, provided, however, that FSC may employ such other person, persons, corporation or corporations as it shall determine in order to assist in it carrying out its duties under this Agreement.

6.       FSC shall not be liable to the Fund or any shareholder of the Fund for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed by this Agreement.

7.       This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Fund including a majority of the Trustees of the Fund who are not parities to this Agreement or interested persons of any such party (other than as Trustees of the Fund) cast in person at a meeting called for that purpose.

8.       This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

9.       (a) Subject to the conditions set fourth below, the Fund agrees to indemnify and hold harmless FSC and each person, if any, who controls FSC within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in the investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus and Statement of Additional Information (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund with respect to FSC by or on behalf of FSC expressly for use in the Registration Statement or Prospectus and Statement of Additional Information, or any amendment or supplement thereof.

(b)       If any action is brought against FSC or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to subsection (a), FSC shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. FSC or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FSC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall action, in any of which events such fees and expenses shall be borne by the Fund. Anything in this paragraph to the contrary notwithstanding, the Fund shall to be liable for any settlement of any such claim or action effected without its written consent. The Fund agrees promptly to notify FSC of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with such Registration Statement or Prospectus and Statement of Additional Information.

(c)       FSC agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectus and Statement of Additional Information or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Fund with respect to FSC by or on behalf of FSC expressly for use in the Registration Statement or Prospectus and Statement of Additional Information or any amendment or supplement thereof. In case any action shall be brought against the Fund or any other person so indemnified based on the Registration Statment or Prospectus and Statement of Additional Information, or any amendment or supplement thereof, and in respect of which indemnity may be sought against FSC, FSC shall have the rights and duties given to the Fund, and the Fund and each other person so indemnified shall have the rights and duties given to FSC by the provisions of subsection (b) above.

(d)       Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

(e)       Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for FSC or Trustees, officers and controlling persons of the Fund by the Fund pursuant to this Agreement, the Fund is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Fund undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Fund or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Fund further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against FSC or an officer, Trustee or controlling person of the Fund will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Fund is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested no-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

10.       FSC is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the Fund and its assets and FSC shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Trustees, officers, advisers, employees or agents of the Fund, or any of them.

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

ATTEST:	FEDERATED SECURITIES CORP.

/s/ S. Elliott Cohan	By:/s/ Richard B. Fisher
Secretary	President

(SEAL)

ATTEST:	FEDERATED HIGH YIELD TRUST

/s/ John W. McGonigle	By:/s/ J. Christopher Donahue
Secretary	Vice President

(SEAL)

6/29/20 – Name changed to Federated Hermes Opportunistic High Yield Bond Fund

Exhibit A

to the

Distributor's Contract

FEDERATED HIGH YIELD TRUST

Institutional Shares

Service Shares

In consideration of the mutual covenants set forth in the Distributor's Contract dated August 1, 1989 between the Fund and FSC, Fund executes and delivers this Exhibit on behalf of the Shares set forth above.

Witness the due execution hereof this 1st day of June, 2013.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President

6/29/20 – Name changed to Federated Hermes Opportunistic High Yield Bond Fund

Exhibit B

to the

Distributor’s Contract

Federated High Yield Trust
Class A Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp. with respect to the Class of shares set forth above.

1.       The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class (“Shares”). Pursuant to this appointment, FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2.       During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed as the annual rate of 0.05 fee of 1% of the average aggregate net asset value of the Class A Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3.       FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

4.       FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

5.       FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp., Federated High Yield Trust executes and delivers this Exhibit on behalf of the Class A Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2014.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President

6/29/20 – Name changed to Federated Hermes Opportunistic High Yield Bond Fund

Exhibit C

to the

Distributor’s Contract

Federated High Yield Trust
Class C Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp. with respect to the Class of shares set forth above.

1.       The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class (“Shares”). Pursuant to this appointment, FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2.       During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed as the annual rate of 0.75 fee of 1% of the average aggregate net asset value of the Class C Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3.       FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

4.       FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

5.       FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp., Federated High Yield Trust executes and delivers this Exhibit on behalf of the Class C Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2014.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President

9/25/20 – Liquidation of Federated Hermes Equity Advantage Fund

6/29/20- Name changed to Federated Hermes Equity Advantage Fund

Exhibit D

to the

Distributor’s Contract

Federated Equity Advantage Fund
Class A Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp. with respect to the Class A Shares of Federated Equity Advantage Fund set forth above.

1.       The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class (“Shares”). Pursuant to this appointment, FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2.       During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed as the annual rate of 0.05 fee of 1% of the average aggregate net asset value of the Class A Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3.       FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

4.       FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

5.       FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp., Federated High Yield Trust executes and delivers this Exhibit on behalf of the Class A Shares of Federated Equity Advantage Fund, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of December, 2015.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President

9/25/20 – Liquidation of Federated Hermes Equity Advantage Fund

6/29/20- Name changed to Federated Hermes Equity Advantage Fund

Exhibit E

to the

Distributor's Contract

FEDERATED EQUITY ADVANTAGE FUND

Institutional Shares

In consideration of the mutual covenants set forth in the Distributor's Contract dated August 1, 1989 between the Fund and FSC, Fund executes and delivers this Exhibit on behalf of the Institutional Shares of Federated Equity Advantage Fund set forth above.

Witness the due execution hereof this 1st day of December, 2015.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President

6/29/20 – Name changed to Federated Hermes Opportunistic High Yield Bond Fund

Exhibit F

to the

Distributor's Contract

FEDERATED high yield trust

Federated High Yield Trust

Class R6 Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and Federated Securities Corp. (“FSC”) with respect to the Class R6 Shares of Federated High Yield Trust set forth above.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust and FSC, executes and delivers this Exhibit with respect to the Class R6 Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of September, 2016.

FEDERATED HIGH YIELD TRUST

By: _/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Paul A. Uhlman

Name: Paul A. Uhlman

Title: President

11/30/20 – T Shares were discontinued.

6/29/20 – Name changed to Federated Hermes Opportunistic High Yield Bond Fund

Exhibit G

to the

Distributor's Contract

FEDERATED high yield trust

Federated High Yield Trust

Class T Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated August 1, 1989, between Federated High Yield Trust (the “Trust”) and Federated Securities Corp. (“FSC”) with respect to the Class T Shares of Federated High Yield Trust set forth above.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated August 1, 1989, between the Trust and FSC, the Trust executes and delivers this Exhibit with respect to the Class T Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2017.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Paul A. Uhlman

Name: Paul A. Uhlman

Title: President

Amendment to

Distributor’s Contract

between

Federated High Yield Trust

and

Federated Securities Corp.

This Amendment to the Distributor’s Contract (“Agreement”) dated August 1, 1989, between Federated High Yield Trust (“Fund”) and Federated Securities Corp. (“Service Provider”) is made and entered into as of the 1st day of June, 2001.

WHEREAS, the Fund has entered into the Agreement with the Service Provider;

WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose ”nonpublic personal information” (“NPI”) of its “customers” and “consumers” (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14) (“Section 248.14 NPI”); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15) (“Section 248.15 NPI”) ; and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13) (“Section 248.13 NPI”);

WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR § 248.13);

NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1.       The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider’s contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

2.       The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR §§ 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR § 248.13.

3.       The Service Provider further represents and warrants that, in accordance with 17 CFR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

•       insure the security and confidentiality of records and NPI of Fund customers,

•       protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and

•       protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4.       The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds (“Fund Affiliates”); (b) affiliated persons of the Service Provider (“Service Provider Affiliates”) (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds (“Nonaffiliated Third Party”) under the service and processing (§248.14) or miscellaneous (§248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (§248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

5.       The Service Provider may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6.       The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

WITNESS the due execution hereof this 1st day of June, 2001.

Federated High Yield Trust

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Federated Securities Corp.

By: /s/ David M. Taylor

Name: David M. Taylor

Title: Executive Vice President

Amendment to

Distributor’s Contracts

between

the Federated Funds

and

Federated Securities Corp.

This Amendment to the Distributor’s Contracts (each an “Agreement” and together, the “Agreements”) between the Federated Funds listed on Exhibit A, (each a “Fund” and collectively, the “Funds”) and Federated Securities Corp. (“Distributor”) is made and entered into as of the 1st day of October, 2003.

WHEREAS, each Fund has entered into an Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;

WHEREAS, the Securities and Exchange Commission and the United States Treasury Department (“Treasury Department”) have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the “Applicable Law”), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program (“Program”);

WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreements to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

NOW, THEREFORE, the parties intending to be legally bound agree and amend each Agreement as follows:

1.       The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of each respective Agreement they will maintain, a Program in compliance with Applicable Law.

2.       The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

3.       Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.

In all other respects, each Agreement first referenced above shall remain in full force and effect.

WITNESS the due execution hereof as of the 1st day of October, 2003.

FUNDS

By: /s/ John W. McGonigle

Name: John W. McGonigle

Title: Executive Vice President

federated Securities Corp.

By: /s/ James F. Getz

Name: James F. Getz

Title: President - Broker/Dealer

EXHIBIT A

Funds	Distributor’s Contract Date

Cash Trust Series, Inc.	March 1, 1993
Cash Trust Series II	January 25, 1991
Edward Jones Money Market Fund	April 1, 2001
Edward Jones Tax-Free Money Market Fund	March 1, 2001
Federated Adjustable Rate Securities Fund	April 24, 1992
Federated American Leaders Fund, Inc.	March 1, 1993
Federated Equity Funds	June 1, 1995
Federated Equity Income Fund, Inc.	March 1, 1993
Federated Fixed Income Securities Fund, Inc.	December 24, 1991
Federated GNMA Trust	May 29, 1992
Federated Government Income Securities, Inc.	July 17, 1996
Federated High Income Bond Fund, Inc.	March 1, 1993
Federated High Yield Trust	August 1, 1989
Federated Income Securities Trust	December 31, 1991
Federated Income Trust	June 1, 1992
Federated Index Trust	September 3, 1991
Federated Institutional Trust	September 1, 1994
Federated Insurance Series	December 1, 1993
Federated International Series, Inc.	February 11, 1991
Federated Investment Series Funds, Inc.	June 22, 1992
Federated Limited Duration Government Fund, Inc.	July 22, 1991
Federated Managed Allocation Portfolios	December 1, 1993
Federated Municipal Opportunities Fund, Inc.	July 17, 1996
Federated Municipal Securities Fund, Inc.	March 1, 1993
Federated Municipal Securities Income Trust	September 9, 1991
Federated Short-Term Municipal Trust	June 1, 1993
Federated Stock and Bond Fund, Inc.	March 1, 1993
Federated Stock Trust	August 1, 1989
Federated Total Return Government Bond Fund	September 1, 1995
Federated Total Return Series, Inc.	December 1, 1993
Federated U.S. Government Bond Fund	August 1, 1989
Federated U.S. Government Securities Fund: 1-3 Years	May 29, 1992
Federated U.S. Government Securities Fund: 2-5 Years	May 29, 1992
Federated World Investment Series, Inc.	March 1, 1994
Intermediate Municipal Trust	June 1, 1993
Money Market Obligations Trust	March 1, 1994

Amendment to

Distributor’s Contract

between

Federated High Yield Trust

and

Federated Securities Corp.

This Amendment to the Distributor’s Contract (as amended, the “Agreement”) dated August 1, 1989, between Federated High Yield Trust (“Fund”) and Federated Securities Corp. (“FSC”) is made and entered into as of the 1st day of June, 2013.

WHEREAS, the Fund has entered into the Agreement with FSC.

WHEREAS, the parties intend to amend the Agreement to insert certain language to clarify that share classes may be added to Fund without amending the Agreement through the execution of an appropriate exhibit to the Agreement, which amendment was authorized by the Board at its meeting on May 17, 2013 pursuant to a vote cast in person at that meeting that was called for that purpose.

NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1.       Paragraph 1 of the Agreement is hereby deleted and replaced in its entirety with the following new Paragraph 1:

1. The Fund hereby appoints FSC as its agent to sell and distribute shares of the Fund which may be offered in one or more series (the “Series”) consisting of one or more classes (the “Class” or “Classes”) of shares (the “Shares”), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current prospectus(es) of the Fund. FSC hereby accepts such appointment and agrees to provide such other services for the Fund, if any, and accept such compensation from the Fund, if any, as set forth in the applicable exhibits to this Agreement.

2.       Insert the following as a new Paragraph 4A:

4A. This Agreement is effective with respect to each Class of Shares as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and therefore for successive periods of one year if such continuance is approved at least annually by the Board of Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Fund or in any related documents to such Plan (“Disinterested Trustees”) cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

3.       For purposes of the Agreement, references to “Fund” or “Funds” shall include “Class” or “Classes” as applicable, and references to “Class” or “Classes” shall include “Fund” or “Funds” as applicable.

In all other respects, the Agreement first referenced above shall remain in full force and effect.

WITNESS the due execution hereof this 1st day of June, 2013.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President